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                                                                  EXHIBIT 23.5


                     Consent of PaineWebber Incorporated


     We hereby consent to the inclusion of our opinion letter dated February 2, 1996 to the Board of Directors of Tucker Properties Corporation as an Exhibit to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Bradley Real Estate, Inc. and Tucker Properties Corporation, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary - Reasons for the Merger; Recommendations of the Board of Directors," "Summary - Opinion of Financial Advisors," "The Merger - Reasons for the Merger; Recommendation of the Board of Directors of Tucker" and "The Merger - Opinion of Tucker's Financial Advisor."



                                                PaineWebber Incorporated



                                                By: /s/ David R. Jarvis
                                                    --------------------------


New York, New York

February 7, 1996